UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
Crescent Real Estate Equities Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of organization)	333-42293 (Commission File Number)	75-2531304 (IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On March 5, 2007, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries and affiliates (the “Sellers” and, collectively with the Partnership, “Crescent”), and Walton TCC Hotel Investors V, L.L.C., a Delaware limited liability company (the “Purchaser”), had entered into a series of Purchase and Sale Agreements which were amended on March 23, 2007 effective as of March 5, 2007 (collectively, as so amended, the “Purchase Agreement”) pursuant to which, among other things, (a) the Sellers agreed to sell to the Purchaser all of the Sellers’ rights, title and interest in the Fairmont Sonoma Mission Inn & Spa®, the Sonoma Golf Club, the Ventana Inn & Spa®, the Park Hyatt Beaver Creek Resort & Spa, the Omni Austin hotel and the office building adjacent to the hotel, the Denver Marriott hotel and the Renaissance Houston hotel and (b) the Partnership agreed to guaranty certain obligations of the Sellers under the Original Purchase Agreement. The total gross purchase price under the Purchase Agreement, which was determined through arm’s length negotiations between the parties, was approximately $625,000,000. Crescent’s share of the gross purchase price, determined after taking into account the interests of its partners in the sales and incentive payments due as a result of the sales, was approximately $585,000,000. The Purchaser paid an earnest money deposit of approximately $11,000,000. The Purchaser had the right to terminate the Purchase Agreement and receive a refund of the earnest money deposit until the expiration of a due diligence period on April 2, 2007. The Purchase Agreement provided that if the Purchaser did not terminate the Purchase Agreement by the expiration of the due diligence period, the earnest money deposit would become nonrefundable.
     On April 2, 2007, the Purchaser notified the Sellers that it was exercising its right to terminate the Purchase Agreement and receive a refund of its earnest money deposit.
     Neither Crescent Real Estate Equities Company, the sole shareholder of the general partner and the majority limited partner of the Partnership, nor the Partnership, nor any of the Sellers or any affiliate of the foregoing, has a material relationship with Purchaser, other than pursuant to the Purchase Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
	By:	Crescent Real Estate Equities, Ltd.
Its General Partner

Date: April 6, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary